SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) February 20, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue, 40th Floor Little Rock, Arkansas 72201 Telephone (501) 377-4000	71-0005900
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590
0-320	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040
1-9067	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000	72-0752777

Item 5. Other Events

Entergy Corporation ("Entergy") announced that its Board of Directors has named Leo Denault, as Executive Vice President and Chief Financial Officer effective February 20, 2004. Mr. Denault was Vice President- Corporate Development and Strategic Planning of Entergy Services, Inc. ("ESI"), a service subsidiary of Entergy, from 2002 until this announcement and Vice President-Corporate Development of ESI from 1999 until 2002.

C. John Wilder, former Executive Vice President and Chief Financial Officer of Entergy, resigned effective February 20, 2004, because he had been named Chief Executive Officer of TXU Corp. Mr. Wilder also resigned as director of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc, and Entergy New Orleans, Inc. and as director and Executive Vice President and Chief Financial Officer of System Energy Resources, Inc.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99	Release, dated February 23, 2004, issued by Entergy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.
Entergy Gulf States, Inc.
Entergy Louisiana, Inc.
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
System Energy Resources, Inc.

By: /s/ Robert D. Sloan
      Robert D. Sloan
Senior Vice President and
General Counsel

Dated: February 23, 2004